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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  December 18, 1995


                              POLK AUDIO, INC.
             (Exact Name of Registrant as Specified In Charter)



                   MARYLAND                                     000-14729                                52-0954180
(State or Other Jurisdiction of Incorporation)          (Commission File Number)              (IRS Employer Identification No.)




                           5601 Metro Drive, Baltimore, Maryland                        21215
                         (Address of Principal Executive Offices)                    (ZIP Code)


       Registrant's telephone number, including area code (410) 358-3600

        (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On December 18, 1995, Polk Audio, Inc. (the "Company") announced a reorganization of the Company's management structure; such restructuring to be accomplished by the creation of four Strategic Business Units based on the Company's three major product lines and manufacturing operations generally (engineering, product development and production). The Strategic Business Units will be Polk Home Entertainment Products, Polk Automotive Products, Eosone International and Polk Manufacturing. Each Strategic Business Unit will constitute a separate profit center and will also be responsible for the marketing, sales, distribution and product line management functions of the Unit. Each Strategic Business Unit will be managed by a senior Polk executive.

     Additionally, and as part of this restructuring, James M. Herd was appointed President of the Company. The President will report to the Chairman and the Chief Executive Officer. Matthew S. Polk, Jr. will continue as Chairman and will focus on issues relating to emerging technologies and market developments. George M. Klopfer will continue as Chief Executive Officer with particular emphasis on strategic planning and corporate finance. The Strategic Business Unit Managers will report directly to the President.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) Financial Statements and Pro Forma Information.  Not applicable.

(c) Exhibits. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

     (1)  Polk Audio, Inc. Press Release dated December 18, 1995.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Polk Audio, Inc.



                                     By: /s/ George M. Klopfer
                                     ---------------------------------
                                     George M. Klopfer
                                     Chief Executive Officer

Date:  December 22, 1995


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                                 EXHIBIT INDEX


EXHIBIT         DESCRIPTION
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(c)(I)          Press Release of Polk Audio, Inc. dated December 18, 1995






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